UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc. Hartford Series Fund, Inc. Hartford HLS Series Fund II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

Hartford Funds

Proxy Information

Training Kit

Record Date:	December 23rd, 2015

Initial Mailing Date:	On or about - January, 13th, 2016

Beneficial Mailing Date:

Initial Calling Date:	TBD

Meeting Date:	March 14th, 2016 @ 10:00 am ET

Proxy Services Campaign Fact Finder for Hartford Funds

Client:

Hartford Funds

# Of Proposals:

Six

Meeting Date/Time:

March 14th, 2016@ 10:00 am ET

Adjournment Meeting Date/Time:

TBD if neccessary

Meeting Location:

the offices of the Hartford Funds Management Company, LLC

5 Radnor Corporate Center, Suite 300, 100 Matsonford Rd

Radnor, PA 19087

Date of Record:

December 23rd, 2015

E-Mail Proxy Info:

Yes ☐    No ☐

Proxy Mail Date:

On or about - January, 13th, 2016

Description of Envelope:

6x9

Inbound # to Vote:

1-855-520-7708

Registered Accounts Touch Tone Vote #:

1-800-830-3542

Beneficial Accounts Touch Tone Vote #:

1-800-690-6903

Beneficial Holders Internet Vote Web Site:

www.proxyvote.com

Registered Holders Internet Vote Web Site:

www.2voteproxy.com/hmf

Client Customer Service:

Hartford Funds 1-888-843-7824

Client Web Site:

www.hartfordfunds.com

The Proposals:

Please see below for a breakdown of the Proposals.

Proposal 1:	The election of nominees to the Board of Directors of HMF and HMF II

Proposal 2:	The approval of a new Investment Management Agreement between HFMC and the Companies, on behalf of the Funds.

Proposal 3:	The approval of a change to each Fund’s fundamental investment restriction on the purchase or sale of commodities.

Proposal 4:	The approval of a change to each Fund’s fundamental investment restriction on the purchase or sale of real estate.

Proposal 5:	The approval of a change to each Fund’s fundamental investment restriction on concentration of investments in a particular industry or group of industries.

Proposal 6:

The approval, prospectively, of a modification to the current “manager of managers” policy to permit HFMC, subject to prior approval by the relevant Board and under certain circumstances, to enter into and materially amend agreements with affiliated and unaffiliated sub-advisers without the necessity of obtaining shareholder approval.

Frequently Asked Questions:

Q:          What Proposals are shareholders being asked to consider at the upcoming shareholder meeting?

A:           Shareholders are being asked to consider six separate matters. Proposal 1 seeks the election by shareholders of the series (each a “Fund” and collectively, the “Funds”) of The Hartford Mutual Funds, Inc. (“HMF”) and The Hartford Mutual Funds II, Inc. (“HMF II”) (each a “Company” and together, the “Companies”) of nine individuals to each Company’s Board of Directors (each a “Board” and together, the “Boards”). Proposal 2 seeks approval of a new Investment Management Agreement between Hartford Funds Management Company, LLC (“HFMC”) and the Companies, on behalf of the Funds. Proposals 3, 4 and 5 seek approval of certain changes to each Fund’s fundamental investment restrictions with respect to: (i) the purchase or sale of commodities, (ii) the purchase or sale of real estate and (iii) concentration of investments in a particular industry or group of industries, respectively. Finally, Proposal 6 seeks the approval, prospectively, of a modification to the current “manager of managers” policy previously approved by shareholders to permit HFMC, subject to prior approval by the relevant Board and under certain circumstances, to enter into and materially amend agreements with affiliated sub-advisers without the necessity of obtaining shareholder approval. Under the current SEC order, HFMC may, for certain Funds enter into and amend agreements with sub-advisors that are not affiliates of HFMC, subject to prior Board approval and under certain circumstances.

Q:          Who is being nominated to serve as Directors?

A:           Shareholders are being asked to consider the election of Hilary E. Ackermann, Lynn S. Birdsong, James E. Davey, Christine Detrick, Duane E. Hill, Sandra S. Jaffee, William P. Johnston, Phillip O. Peterson and Lemma W. Senbet (each a “Nominee” and together, the “Nominees”) as Directors. With the exception of Ms. Detrick, the Nominees are current members of each Board. If each of the Nominees is elected to each Board, the Boards will be composed of the same nine directors.

Q:          How were the Nominees chosen?

A:           Each Company’s Nominating and Governance Committee is responsible for screening and recommending candidates to the Board. The Nominating and Governance Committees are comprised of all of the Directors who are not “interested persons” of the Companies, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Nominating and Governance Committees recommended each Nominee and, at a meeting on November 4-5, 2015, the Nominees were unanimously nominated by the Boards to stand for election.

Q:          Why am I being asked to approve a new Investment Management Agreement?

A:           Section 15(a) of the 1940 Act provides that no person may serve as an investment adviser to a fund except pursuant to a written contract that, among other things, has been approved by a vote of a majority of the fund’s outstanding voting securities, as defined in the 1940 Act. Material changes to existing advisory contracts are deemed to effectively create new advisory contracts that require shareholder approval. The proposed new Investment Management Agreement between HFMC and the Companies (the “New Agreement”) would enhance and clarify the description of services currently provided by HFMC under the Investment Management Agreements between HMF and HFMC and HMF II and HFMC (the “Current Agreements”). While the Boards do not view the differences between the Current Agreements and the New Agreement to be material, the Boards are asking shareholders to approve the New Agreement. If approved by shareholders, the New Agreement would not result in an increase in overall fees paid by the Funds.

Q:          Why am I being asked to approve changes to each Fund’s fundamental investment restriction on the purchase or sale of commodities?

A:           The 1940 Act requires mutual funds to have certain “fundamental” investment policies that can only be changed by shareholder vote, including a policy on investments in commodities. The current fundamental policy on commodities for many of the Funds has been in place for a long time, and the Funds are proposing to modernize it to provide for flexibility and the ability to adapt to a changing regulatory environment.  This Proposal also would result in all of the Funds having the same fundamental policy on commodities.  We expect that these changes would have no effect on the investment strategies described in each Fund’s prospectus, and the Boards and HFMC have no current intention to change the way in which any Fund is managed as a result of the changes to the fundamental investment policy.

For many of the Funds, the current policy states that the Funds will not purchase or sell commodities or commodities contracts, except that the Funds may purchase or sell financial futures contracts, options on financial futures contracts and futures contracts, forward contracts, and options with respect to foreign currencies, and may enter into swap transactions or other financial transactions of any kind. Certain Funds have adopted a more flexible policy, which allows these Funds to purchase or sell commodities or commodities contracts to the extent permitted by applicable law and as set forth in each Fund’s registration statement (which includes the prospectus). Proposal 3 would give all of the Funds the ability to invest in commodities-related instruments to the extent permitted under the 1940 Act and consistent with applicable laws, rules and regulations, interpretations, and the Funds’ registration statements. HFMC is not proposing to allow the Funds to purchase or sell physical commodities. Again, we expect that these changes would have no effect on the investment strategies of any Fund, and the Boards and HFMC have no current intention to change the way in which any Fund is managed as a result of the changes to the fundamental investment restriction.

Q:          Why am I being asked to approve changes to each Fund’s fundamental investment restriction on the purchase or sale of real estate?

A:           The 1940 Act requires mutual funds to have a fundamental policy on investments in real estate. The proposed changes in Proposal 4 are intended to modernize each Fund’s existing fundamental investment policy on the purchase or sale of real estate and provide flexibility in the event of future changes to the regulatory environment.  All of the Funds are part of this Proposal to retain consistency across the Funds.   We expect that these changes would have no effect on the investment strategies described in each Fund’s prospectus, and the Boards and HFMC have no current intention to change the way in which any Fund is managed as a result of the changes to the fundamental investment policy.

The current policy states that the Funds will not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments, although each Fund may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate or interests therein. Proposal 4 would clarify the Funds’ existing fundamental policy on the purchase or sale of real estate and provide flexibility in the event of future changes to the regulatory environment. Again, we expect that these changes would have no effect on the investment strategies of any Fund, and the Boards and HFMC have no current intention to change the way in which any Fund is managed as a result of the changes to the fundamental investment policy.

Q:          Why am I being asked to approve changes to each Fund’s fundamental investment restriction on concentration?

A:           The 1940 Act requires mutual funds to establish and disclose in their registration statements a fundamental policy that restricts a fund’s ability to “concentrate” its investments in a particular industry or group of industries. The current policy for the Funds refers to the U.S. Securities and Exchange Commission’s (“SEC”) interpretation of the meaning of the term “concentrate,” which generally involves investments of more than 25% of a fund’s assets. It is proposed that the term “concentrate” be described with a reference to the 1940 Act and the rules thereunder, as they may be interpreted or modified from time to time by regulatory authorities having appropriate jurisdiction. Proposal 5 would allow the Funds to take advantage of any future changes in the law or interpretations of what it means for a Fund to concentrate its investments in an industry or group of industries. In addition, approval of Proposal 5 would clarify that a Fund’s conversion to a fund of funds or master-feeder structure would be permissible in the future if HFMC and the Board believe such a change would be appropriate.

Q:          Why are shareholders being asked to approve a proposal to permit HFMC to select and contract with sub-advisers without shareholder approval?

A:           Under Section 15(a) of the 1940 Act, an investment manager to a mutual fund cannot enter into or materially amend a sub- advisory agreement without obtaining shareholder approval. With the exception of The Hartford Growth Allocation Fund and The Hartford Checks and Balances Fund, shareholders have previously approved the Funds’ reliance on a “manager of managers” exemptive order (the “Existing Order”) from that requirement and certain other requirements under the 1940 Act and the rules thereunder. Therefore, many Hartford Funds historically have operated under a “manager of managers” structure, utilizing both affiliated and unaffiliated sub-advisers as part of both single and multiple sub-adviser arrangements. HFMC has significant experience in overseeing sub-advisers under such arrangements. The Existing Order, among other things, allows HFMC, with the relevant Board’s approval and without shareholder approval, to enter into and materially amend sub-advisory agreements with sub-advisers that are not affiliated with the investment manager or those funds. Other than The Hartford Growth Allocation Fund and The Hartford Checks and Balances Fund, shareholders of the Funds have previously approved the Funds’ operation under this structure.

HFMC and the Companies have requested exemptive relief from the SEC that would extend the Existing Order to also cover sub-advisers that are indirect or direct “wholly-owned subsidiaries” of HFMC, as defined in the 1940 Act, or sister companies of HFMC that are wholly-owned subsidiaries of a company that, indirectly or directly, wholly owns HFMC (the “New Order”). Although HFMC does not currently utilize a sub-adviser in its management of all of the Funds, and does not utilize a wholly-owned subsidiary sub-adviser for any Fund, the Boards believe that it is in the Funds’ best interests for HFMC to have the flexibility to do so in the future, with the relevant Board’s approval. The Boards believe that permitting HFMC to select and contract with sub-advisers, without incurring the delay and expense involved with obtaining shareholder approval of new sub-advisory agreements or material amendments to existing sub-advisory agreements, is appropriate and in the best interest of each Fund’s shareholders and will allow each Fund to operate more efficiently. There is no guarantee that the SEC will grant the New Order. By prospectively approving this Proposal, shareholders are approving the operation of the Funds in a “manager of managers” structure under any such terms or conditions necessary to satisfy the conditions of any relief provided by the SEC, including potential future relief that may apply to any affiliated sub-adviser.

In summary, most Funds operate under the Existing Order which permits the Funds to select and enter into sub-advisory agreements with unaffiliated sub-advisers without shareholder approval.  If approved by shareholders, Proposal 6 would extend this policy so that all of the Funds could select and enter into sub-advisory agreements with both affiliated and non-affiliated sub-advisers without shareholder approval, subject to the conditions of the New Order.

Q:          Will the Proposals result in higher total annual fund operating expenses after fee waiver and/or expense limitation for any Fund?

A:           No. The Proposals are not expected to result in an increase in total annual fund operating expenses after fee waiver and/or expense reimbursement for any Fund, as shown in the respective Fund’s prospectus.

Q:          Who will pay the costs incurred in connection with the Meeting?

A:           Each Fund will pay its proportionate share of the expenses relating to the enclosed Notice and Joint Proxy Statement and the Meeting, including printing, mailing, solicitation, vote tabulation, legal fees and out-of-pocket expenses. These costs are considered “extraordinary expenses” and are therefore expected to be excluded from any expense limitations currently in effect for any of the Funds.

Q:          Do the Boards recommend that shareholders approve the Proposals?

A:           Yes. The Boards recommend that you vote FOR the Proposals.

Q:          How can I vote?

A:           You can vote:

By mail: complete and return your proxy card in the pre-addressed postage-paid envelope.

By telephone: call the toll-free number listed on your proxy card and follow the recorded instructions.

By internet: log on the website listed on your proxy card and follow the on-screen instructions.

In person: attend the meeting on March 14, 2016 at 10:00 a.m. Eastern Time at the offices of HFMC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087.

Whichever method you choose, please take the time to read the Joint Proxy Statement before you vote. If you hold your shares through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

Q:          When should I vote?

A:           Please vote as soon as possible. You may submit your vote at any time before the date of the shareholder meeting. Representatives of HFMC, any of its affiliates and Boston Financial Data Services, Inc. (“Boston Financial”), a firm authorized by HFMC to assist in the solicitation of proxies, may be contacting you to urge you to vote on these important matters.

Q:          Where can I obtain additional information about this Joint Proxy Statement?

A:           For information about the proxy statement, please call toll-free 1-855-520-7708.

Hartford Funds Outbound Script		Meeting Date: March 14th, 2016 Toll-Free #: 1-855-520-7708

Greeting:

•	Hello, is Mr./Ms. available?

IF YES:		IF Stockholder NOT AVAILABLE:

•

Hi Mr./Ms.                               , my name is                             and I am calling on a recorded line on behalf of your investment in the Hartford Funds. Hartford Funds sent you proxy materials requesting that you vote your eligible shares prior to the upcoming Joint Annual Shareholder’s meeting scheduled to be held on March 14th, 2016.

Your Board of Directors has recommended you vote YES on the proposal and we are calling to ask if you would like to vote along with the recommendations of the board?

		•	Is there a better time to reach Mr./Ms. ? (IF YES) Make note & set up call back time.

IF YES:		IF Not sure how to vote

•	Thank you. For the record, would you please state your full name and mailing address?		You may cast a FOR vote, a WITHHOLD ALL vote, a FOR ALL EXCEPT, an AGAINST, or an ABSTAIN vote on the proposals.

•	Again, my name is , a proxy voting specialist on behalf of Hartford Funds.	•	How would you like to cast your vote on the proposals?

•	Today’s date is and the time is Eastern Time.	•	Thank you. For the record, would you please state your full name and mailing address?

•	Mr./Ms. , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposal(s) as set forth in the proxy materials you received.	•	Again, my name is , a proxy voting specialist on behalf of the Hartford Funds.

•	We will be mailing you a written confirmation of your vote within 72 hours.	•	Today’s date is and the time is Eastern Time.

•

If you wish to make any changes you may contact us by calling 1-855-520-7708, Monday-Friday 9am-10pm and Saturday 10am-6pm Eastern Time. Thank you very much for your time and your vote. We hope you have a great day/evening.

•

Mr./Ms.                          , I have recorded your vote to (repeat vote intention) with respect to the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

•

If you wish to make any changes you may contact us by calling 1-855-520-7708, Monday-Friday 9am-10pm and Saturday 10am-6pm Eastern Time. Thank you very much for your time and your vote. We hope you have a great day/evening.

What I am being asked to vote on?

•                  Proposal 1: The election of nominees to the Board of Directors of HMF and HMF II

•                  Proposal 2: The approval of a new Investment Management Agreement between HFMC and the Companies, on behalf of the Funds.

•                  Proposal 3: The approval of a change to each Fund’s fundamental investment restriction on the purchase or sale of commodities.

•                  Proposal 4: The approval of a change to each Fund’s fundamental investment restriction on the purchase or sale of real estate.

•                  Proposal 5: The approval of a change to each Fund’s fundamental investment restriction on concentration of investments in a particular industry or group of industries.

•                  Proposal 6: The approval, prospectively, of a modification to the current “manager of managers” policy to permit HFMC, subject to prior approval by the relevant Board and under certain circumstances, to enter into and materially amend agreements with affiliated and unaffiliated sub-advisers without the necessity of obtaining shareholder approval.

If materials not received:

•                  I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the Stockholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

•                  Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at 1-855-520-7708, Monday-Friday 9am-10pm and Saturday 10am-6pm EST.

When & Where:

The Joint Annual Shareholder’s meeting is scheduled to be held at 10:00 am ET, on March 14th, 2016, at the offices of the Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Rd, Radnor, PA 19087.

How can I vote?

Beneficial Holders:

Touch tone voting call 1-800-690-6903
Log on to www.proxyvote.com and follow the
on-screen instructions provided.

Registered Holders:

Touch Tone Voting: Call 1-800-830-3542
Log on to www.2voteproxy.com/hmf and follow the
on-screen instructions provided.

Mail:

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

Hartford Funds	Meeting Date: March 14th, 2016
Inbound Script	Toll-Free #: 1-855-520-7708

Greeting:

•                  Hello, thank you for calling the Hartford Funds proxy information line. My name is              , may I have your name please?

•                  Thank you Mr./Ms.                          . Are you calling regarding the upcoming Joint Annual Shareholder’s meeting?

IF YES:	IF NO:

• The Board of Trustees recommends a vote “FOR” the proposals.	• How may I help you today? (Go to Q&A to answer any questions.)

• Would you like to vote along with the Board’s recommendation?

•                 If a non-proxy related question, respond:
Mr./Ms.                     . I apologize I do not have access to that information; however I can transfer you to the customer service line. Do you mind holding while I put you through?

• Thank you. For the record, would you please state your full name and mailing address?

• Again, my name is , a proxy voting specialist on behalf of Hartford Funds.	Dial Hartford Funds Cust Service Number: 1-888-843-7824.

• Today’s date is and the time is Eastern Time.

•                  Mr./Ms.                        , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposals as set forth in the proxy materials you received and we will be mailing you a written confirmation of your vote within 72 hours.

• If you wish to make any changes you may contact us by calling 1-855-520-7708. Thank you very much for your participation and have a great day/evening.

IF Not sure how to vote, You may cast a FOR vote, a WITHHOLD ALL vote, a FOR ALL EXCEPT, an AGAINST, or an ABSTAIN vote on the proposals.

•                  How would you like to cast your votes on the proposals?

•                  Thank you. For the record, would you please state your full name and mailing address?

•                  Again, my name is                             , a proxy voting specialist on behalf of Hartford Funds.

Today’s date is                             and the time is                             Eastern Time.

•                  Mr./Ms.                             , I have recorded your vote to (repeat vote intention) with respect to the proposals as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

•                  If you wish to make any changes you may contact us by calling 1-855-520-7708. Thank you very much for your time and your vote. We hope you have a great day/evening.

What I am being asked to vote on?

•                  Proposal 1: The election of nominees to the Board of Directors of HMF and HMF II

•                  Proposal 2: The approval of a new Investment Management Agreement between HFMC and the Companies, on behalf of the Funds.

•                  Proposal 3: The approval of a change to each Fund’s fundamental investment restriction on the purchase or sale of commodities.

•                  Proposal 4: The approval of a change to each Fund’s fundamental investment restriction on the purchase or sale of real estate.

•                  Proposal 5: The approval of a change to each Fund’s fundamental investment restriction on concentration of investments in a particular industry or group of industries.

•                  Proposal 6: The approval, prospectively, of a modification to the current “manager of managers” policy to permit HFMC, subject to prior approval by the relevant Board and under certain circumstances, to enter into and materially amend agreements with affiliated and unaffiliated sub-advisers without the necessity of obtaining shareholder approval.

If materials not received:

•                  I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the Stockholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

•                  Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at 1-855-520-7708, Monday - Friday 9am-10pm and Saturday 10am-6pm Eastern Time.

When & Where:

•           The Joint Annual Shareholder’s meeting is scheduled to be held at 10:00 am ET, on March 14th, 2016, at the offices of the Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Rd, Radnor, PA 19087.

How can I vote?

• Beneficial Holders:
Touch tone voting call 800-690-6903
Log on to www.proxyvote.com and follow the

• Registered Holders:	Touch tone voting call 800-830-3542
Log on to www.2voteproxy.com/hmf and follow the on-screen instructions provided.

• Mail:
PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

Hartford Funds	Meeting Date: March 14th, 2016

Answering Machine Message	Toll-Free #: 1-855-520-7708

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, we are calling with an important message on behalf of Hartford Funds. You should have received proxy materials in the mail concerning the upcoming Meeting of Shareholders to be held on March 14th, 2016.

Your participation is very important. To vote over the telephone, call toll-free at 1-855-520-7708 and a proxy voting specialist will assist you with voting your shares.

Specialists are available Monday through Friday, 9am to 10pm and Saturday 10am-6pm Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

Hartford Funds	Meeting Date: March 14th, 2016

End Of Campaign Message	Toll-Free #: 1-855-520-7708

End Of Campaign Message

Thank you for calling the BFDS Proxy Line on behalf of Hartford Funds. The Joint Annual Meeting of Shareholders has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls.

If you have questions about your Hartford Funds account, please contact your Financial Advisor or call Hartford Funds directly at 1-888-843-7824. Thank you for investing with Hartford Funds.